SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 16, 2006

MARINE PARK HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-132621	20-0197939
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

850 Third Avenue, Suite 1801, New York, NY 10022
(Address of principal executive offices) (Zip Code)

(646) 218-1400
(Registrant's Telephone Number, Including Area Code)

EP FLOORS, INC., 4 Springfield Street, 5th Floor, P.O. Box 338, Three Rivers, MA 01080
(Former Name and Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2-FINANCIAL INFORMATION

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of the Registrant

On November 16, 2006, Robert Long, the principal stockholder of EP Floors, Inc. (the “Company”) and 31 other stockholders, as sellers (each a “Seller” and collectively, the “Sellers”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement” ) with Harborview Master Fund LP (“Harborview”) and Diverse Trading Ltd. (“Diverse”), as purchasers (each a “Purchaser” and collectively the “Purchasers”). The Company was also a party to the Securities Purchase Agreement, but received no consideration and undertook no obligations in connection therewith.

Pursuant to the terms of the Stock Purchase Agreement, on November 16, 2006 (the “Closing”), the Sellers sold an aggregate of 10,830,600 shares of the Company’s common stock (the “Shares”), representing 99% of the outstanding shares, to the Purchasers for an aggregate purchase price of $685,000, all of which has been paid. Each Purchaser paid a pro rata share of such aggregate purchase price.

As a result of these transactions, the Purchasers now own the following number of the Company's shares and the following respective percentages of the outstanding common stock of the Company:

Name	Number of Shares Acquired	Percentage of Company

Harborview Master Fund LP (1)	9,830,600	89.9%
Diverse Trading Ltd. (2)	1,000,000	9.1%

(1) Richard Rosenblum and David Stefansky are principals of the general partner of Harborview and have voting control and investment discretion over the shares held by Harborview. Mr. Rosenblum is President, Chief Executive Officer and Chief Financial Officer and a director of the Company. Mr. Stefansky is Secretary and a director of the Company. Both Mr. Rosenblum and Mr. Stefansky disclaim beneficial ownership of the shares of the Company held by Harborview.

(2) Joseph Franck is principal of the investment manager of the parent entity of Diverse and has voting control and investment discretion over the shares held by Diverse. Mr. Franck disclaims beneficial ownership of the shares of the Company held by Diverse.

Except for the fact that the Purchasers also own controlling interests of Mill Basin Technologies, Ltd. and Boxwoods, Inc., none of the Purchasers are affiliated. Diverse has orally agreed to vote its shares of the Company for the election of directors recommended by Harborview. There are no other agreements or understandings among the Purchasers as to how they will vote with respect to other matters relating to the Company or how they will transfer or otherwise dispose of their shares of the Company.

Each Purchaser used its own working capital to acquire the Shares from the Sellers. None of the Purchasers borrowed any funds to acquire the Shares.

Prior to the Closing of the transactions contemplated by the Stock Purchase Agreement, the Purchasers were not affiliated with the Company (except that, immediately prior to and in anticipation of the Closing, Mr. Stefansky was elected as a director of the Company). Each of the Purchasers will be deemed an affiliate of the Company after the Closing as a result of their stock ownership interest in the Company.

Simultaneous with the Closing, Robert Long and Angela Korchevskaya resigned as officers and directors of the Company. To fill the vacancies, (i) David Stefansky was elected as President, Chief Executive Officer and Chief Financial Officer of the Company and Richard Rosenblum was elected as Secretary of the Company and (ii) Richard Rosenblum was elected as a director.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2006, Robert Long and Angela Korchevskaya, who had been officers and directors of the Company, resigned from those positions.

By Board action on November 17, 2006, Dvaid Stefansky, who had been elected as a director of the Company prior to the Closing, was elected as President, Chief Executive Officer and Chief Financial Officer of the Company, and Richard Rosenblum was elected as Secretary of the Company and as a director of the Company. Richard Rosenblum and David Stefansky are principals of the general partner of Harborview, one of the Purchasers. Neither of them has an employment agreement with the Company.

Richard Rosenblum, age 47, has been a principal of Harborview Advisors, LLC, which is the general partner of Harborview Master Fund LP, since its inception in 2004. Mr. Rosenblum graduated from the State University of New York at Buffalo in 1981, Summa Cum Laude, with a degree in Finance and Accounting. From 2001 until 2004, he was a Managing Director of Investment Banking for vFinance, Inc., a middle market investment banking and brokerage firm. Mr. Rosenblum has served on the Board of Directors of several companies, both public and private.

David Stefansky, age 35, has been a principal of Harborview Advisors, LLC, which is the general partner of Harborview Master Fund LP, since its inception in 2004. He is a member of various boards of private and not-for-profit organizations. From 2001 until 2004, Mr. Stefansky was a Managing Director at vFinance, Inc. Mr. Stefansky has served on the Board of Directors of several companies, both public and private.

SECTION 8 - OTHER EVENTS
Item 8.01. Other Events

On November 20, 2006, with authorization of the Board of Directors and of the Purchasers, representing 99% of the outstanding shares of the Company’s common stock, an amendment to the Company’s certificate of incorporation was filed in the office of the Secretary of State of Delaware, changing the Company’s name to “Marine Park Holdings, Inc.”

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.3 - Amendment to Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE PARK HOLDINGS, INC.
(formerly EP Floors, Inc.)

Date: November 22, 2006	By:	/s/ David Stefansky
DAVID STEFANSKY
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.3	Amendment to Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 20, 2006